
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Freeport-McMoRan Copper & Gold Inc. unaudited financial statements at March 31,
1998 and for the three months then ended, and is qualified in its entirety by reference to such financial statements. The earnings per share (EPS) data shown below was prepared in accordance with Statement of Financial Accounting
Standards No. 128, "Earnings Per Share." Accordingly, basic and diluted EPS amounts have been entered in place of primary and fully diluted amounts, respectively.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                          11,850
<SECURITIES>                                         0
<RECEIVABLES>                                  131,255
<ALLOWANCES>                                         0
<INVENTORY>                                    315,153
<CURRENT-ASSETS>                               498,986
<PP&E>                                       4,689,915
<DEPRECIATION>                               1,148,058
<TOTAL-ASSETS>                               4,221,396
<CURRENT-LIABILITIES>                          503,408
<BONDS>                                      2,365,621
<PREFERRED-MANDATORY>                          500,007
<PREFERRED>                                    349,990
<COMMON>                                        21,847
<OTHER-SE>                                   (124,927)
<TOTAL-LIABILITY-AND-EQUITY>                 4,221,396
<SALES>                                        396,132
<TOTAL-REVENUES>                               396,132
<CGS>                                          244,133
<TOTAL-COSTS>                                  244,133
<OTHER-EXPENSES>                                 2,647
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              48,580
<INCOME-PRETAX>                                 79,925
<INCOME-TAX>                                    37,156
<INCOME-CONTINUING>                             35,627
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    35,627
<EPS-PRIMARY>                                      .15
<EPS-DILUTED>                                      .15

